Exhibit 10.1

Property Borrowing Agreement

Party A: Zhao Dong Ke

Party B: Yangling Dongke Maidisen Pharmaceutical Co., Ltd.

In order to support the development of Party B, Party A voluntarily lend one of his house property to party B, the two sides reached the following agreement:

1．Location of Party B’s house property: Dongxing Science and Technology Building, No.1 Xin Ke Road in xi’an city. areas: 1600㎡. State: full-decoration office building.

2．the house property which Party A lends to Party B is limited to meet Party B’s business needs which caused by removing its sales and management departments from the factory location to xi’an and Party
B’s fast-growing market networking needs. Party B has no right to change the use and structure of the Party A’s house property.

3. Time Limit: January 1, 2007 to December 31, 2011.

4, Costs Agreement: free of charge for five years.

Party A

By: /s Zhao Dongke

Zhao Dongke

Party B
By: /s Zheng Liming

 Zheng Liming

Seal: Yangling Dongke Maidisen Pharmaceutical Co., Ltd

 Signing Date: December 26, 2006